UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2023

Date of Report (Date of earliest event reported)

International Media Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40687	86-1627460
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1604 US Highway 130
North Brunswick, NJ	08902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 960-3677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock	IMAQ	The Nasdaq Stock Market LLC
Warrants	IMAQW	The Nasdaq Stock Market LLC
Rights	IMAQR	The Nasdaq Stock Market LLC
Units	IMAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2023, David M. Taghioff, Deepak Nayar, Klaas P. Baks, and Suresh Ramamurthi notified International Media Acquisition Corp. (the “Company”) that they are resigning from the Board of Directors (the “Board”) of the Company effective immediately. The resignation of David M. Taghioff, Deepak Nayar, Klaas P. Baks, and Suresh Ramamurthi is pursuant to the execution of a Securities Purchase Agreement dated as of November 10, 2023 entered into between JC Unify Capital (Holdings) Limited, Content Creation Media LLC, the Company and Shibasish Sarkar, it was not as a result of any disagreement with the Company or the Board. Effective upon the resignation of David M. Taghioff, Deepak Nayar, Klaas P. Baks, and Suresh Ramamurthi Directors, the size of the Company's Board of Directors will be reduced from six to two Directors. David M. Taghioff, Klaas P. Baks, and Suresh Ramamurthi were members of the Company’s Compensation Committee and David M. Taghioff, Deepak Nayar, Klaas P. Baks, and Suresh Ramamurthi were members of the Company’s Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2022

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Chief Executive Officer

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